Exhibit 10.2

CLEARWIRE CORPORATION

1475 120th Avenue Northeast

Bellevue, Washington 98005

November 30, 2011

Sprint Nextel Corporation

Sprint Holdco, LLC

Sprint Spectrum L.P.

6200 Sprint Parkway

Overland Park, Kansas 66251

Re: Commitment Agreement and Related Documents

Ladies and Gentlemen:

Reference is made to that certain Commitment Agreement, to be entered into on the date hereof, by and among Sprint Nextel Corporation (“Sprint Nextel”), Sprint HoldCo, LLC (“Sprint HoldCo” and, together with Sprint Nextel, the “Sprint Parties”), Clearwire Corporation (“Clearwire”) and Clearwire Communications LLC (“Clearwire LLC” and, together with Clearwire, the “Clearwire Parties” and, together with the Sprint Parties and Sprint Spectrum L.P., the “Parties”), including the exhibits thereto (the “Commitment Agreement”), the Sprint/Clearwire Release, the MVNO Agreement and the MVNO Agreement Amendment. Capitalized terms used herein without definition shall have the meaning set forth in the Commitment Agreement.

By signing below you agree that upon the exercise of your preemptive rights pursuant to Section 3.5 of the Equityholders’ Agreement, as contemplated by Section 2 of the Commitment Agreement, you will purchase only shares of Class B Common Stock and a corresponding number of Class B Units in Clearwire Communications LLC and will not take any action, or exercise any right, to cause such shares to be converted into shares of Class A Common Stock, unless and until the Charter Amendment becomes effective. We agree that we will use commercially reasonable best efforts to cause the Charter Amendment to become effective as soon as reasonably practicable.

Except as expressly supplemented, superseded or modified hereby, the terms of the Commitment Documents shall remain unchanged.

This Letter: (i) may be changed only in writing signed by each of the parties hereto, and (ii) shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law provisions thereof. This Letter may be executed in counterparts and by different parties on separate counterpart signature pages, each of which

Sprint Nextel Corporation

Sprint Holdco, LLC

Sprint Spectrum L.P.

November 30, 2011

constitutes an original and all of which taken together constitute one and the same agreement. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

If you are in agreement with the terms of this Letter, please indicate your acceptance by signing below.

Very truly yours,

CLEARWIRE CORPORATION

By:	/s/ Erik Prusch
Name:	Erik Prusch
Title:	President & Chief Executive Officer

CLEARWIRE COMMUNICATIONS LLC

By:	/s/ Erik Prusch
Name:	Erik Prusch
Title:	President & Chief Executive Officer

Sprint Nextel Corporation

Sprint Holdco, LLC

Sprint Spectrum L.P.

November 30, 2011

Accepted and agreed to this 30th day of November, 2011

SPRINT NEXTEL CORPORATION

By:	/s/ Charles Wunsch
Name:	Charles Wunsch
Title:	Senior Vice President

SPRINT HOLDCO LLC

By:	/s/ Charles Wunsch
Name:	Charles Wunsch
Title:	President

SPRINT SPECTRUM L.P.

By:	/s/ Charles Wunsch
Name:	Charles Wunsch
Title:	Vice President